Exhibit 10.2

CONVERTIBLE PROMISSORY NOTE

December 27, 2023	U.S. $1,100,000.00

FOR VALUE RECEIVED, Future FinTech Group Inc., a Florida corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $1,100,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall be calculated as simple interest, and shall be payable in accordance with the terms of this Note. This Convertible Promissory Note (this “Note”) is issued and made effective as of December 27, 2023 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated December 27, 2023, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in either the Purchase Agreement or Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $80,000.00. In addition, Borrower agrees to pay $20,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is fully earned and included in the initial principal balance of this Note. The purchase price for this Note shall be $1,000,000.00 (the “Purchase Price”), computed as follows: $1,100,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds in U.S. Dollars to the designated account by the Borrower.

1. Payment; Prepayment; Use of Proceeds.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or a Redemption Notice (as defined below) from Lender where the applicable Conversion Shares and redemption payment have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared and regardless of whether or not cured), then Borrower shall have the right, exercisable on not less than ten (10) Trading Days prior written notice to Lender to prepay the Outstanding Balance, in part or in full, in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or through email and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than ten (10) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. For the avoidance of doubt, Lender shall be entitled to exercise its conversion rights until the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% multiplied by the then Outstanding Balance of this Note being repaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is ten (10) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such ten (10) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within three (3) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2. Security. This Note is unsecured.

3. Lender Optional Conversion.

3.1. Lender Conversions. Lender has the right at any time after the date that is six (6) months after the Purchase Price Date until the Outstanding Balance has been paid in full, at its election, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into shares (each instance of conversion is referred to herein as a “Lender Conversion Shares”) of fully paid and non-assessable shares of common stock, $0.001 par value per share (the “Common Stock”), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Lender Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below.

3.2. Lender Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Common Stock is $1.20 per share (the “Lender Conversion Price”).

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Redemption Conversion Shares (as defined below) in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) Borrower fails to maintain the Share Reserve (as defined in the Purchase Agreement); (k) Borrower fails to deliver any Lender Conversion Shares in accordance with the terms hereof; (l) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (m) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (n) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender except if such reverse split is effected to meet Nasdaq’s $1 minimum closing price requirement; (o) except those proceedings and lawsuits disclosed in the Borrower’s SEC filings, any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (p) Borrower fails to be DWAC Eligible; or (q) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements in any material respect. Notwithstanding the foregoing, the occurrence of any of the events described in Section 4.1(m) through 4.1(q) above shall not be considered a Trigger Event if such event is cured within five (5) Trading Days of the occurrence of such event.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect (subject to the limitation set forth below).

4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses (d), (e), (f), (g) or (h) of Section 4.1, an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default.. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Rights Upon Issuance of Securities.

7.1. Subsequent Equity Sales. If Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, debt, warrants, options or other instruments or securities which are convertible into or exercisable or exchangeable for Common Stock to Lender or any third party (collectively, the “Equity Securities”), including without limitation any Deemed Issuance, other than Exempt Issuances, at an effective price per share less than the then effective Lender Conversion Price (such issuance is referred to herein as a “Dilutive Issuance”), then, the Lender Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive Common Stock at an effective price per share that is less than the Lender Conversion Price, such issuance shall be deemed to have occurred for less than the Lender Conversion Price on the date of such Dilutive Issuance, and the then effective Lender Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Lender Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the third Trading Day following the issuance of any Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarity, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Lender Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any subsequent Lender Conversion Notice.

7.2. Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Redemption Conversion Price is calculated hereunder, then the calculation of such Redemption Conversion Price shall be adjusted appropriately to reflect such event.

7.3. Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower’s board of directors shall in good faith determine and implement an appropriate adjustment in the Lender Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Lender Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower’s board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

8. Borrower Redemptions.

8.1. Redemption Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Redemption Conversion (the “Redemption Conversion Price”) shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price.

8.2. Redemption Conversions. Beginning on the date that is six (6) months from the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”), subject to the Maximum Monthly Redemption Amount, by providing Borrower with a notice substantially in the form attached hereto as Exhibit B (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month; provided that the aggregate Redemption Amounts in such calendar month do not exceed the Maximum Monthly Redemption Amount. Payments of each Redemption Amount may be made (a) in cash, or (b) by converting such Redemption Amount into Common Stock (“Redemption Conversion Shares”, and together with the Lender Conversion Shares, the “Conversion Shares”) in accordance with this Section 8.2 (each, a “Redemption Conversion”) per the following formula: the number of Redemption Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the Redemption Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the third Trading Day immediately following the applicable Redemption Date and the Redemption Conversion Shares are delivered to Lender on or before the applicable Delivery Date (as defined below). Notwithstanding the foregoing, Borrower will not be entitled to elect a Redemption Conversion with respect to any portion of any applicable Redemption Amount and shall be required to pay the Redemption Amount in cash, if on the applicable Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Notwithstanding that failure to repay this Note in full by the Maturity Date is a Trigger Event, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 8.2 until the Outstanding Balance is repaid in full.

8.3. Allocation of Redemption Amounts. Following its receipt of a Redemption Notice, Borrower may either ratify Lender’s proposed allocation in the applicable Redemption Notice or elect to change the allocation by written notice to Lender by email or fax within one (1) Trading Day of its receipt of such Redemption Notice, so long as the sum of the cash payments and the amount of Redemption Conversions equal the applicable Redemption Amount. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Redemption Notice prepared by Lender. Borrower acknowledges and agrees that the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from a Trigger Event or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of a Redemption Notice may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation. Borrower shall deliver the Redemption Conversion Shares from any Redemption Conversion to Lender in accordance with Section 9 below on or before each applicable Delivery Date.

9. Method of Conversion Share Delivery. On or before the close of business on the fourth (4th) Trading Day following each Redemption Date or the fourth (4th) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Redemption Notice, provided Lender has sent a legal opinion, broker representation letter, and seller representation letter as requested by Borrower’s transfer agent. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Redemption Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 9. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

10. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 9, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Lender Conversion, in the event that Lender Conversion Shares are not delivered by the fifth (5th) Trading Day (inclusive of the day of the Conversion), a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 100% of the applicable Conversion Share Value) will be assessed for each day after the fifth (5th) Trading Day (inclusive of the day of the Conversion) until Lender Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

11. Equity Capitalization; Issuance Cap. As of the date hereof, the authorized capital of Borrower consists of 70,000,000 shares of capital stock, of which 60,000,000 shares are designated as Common Stock, and 10,000,000 shares are designated as preferred stock. As of the date hereof, Borrower had 14,944,874 shares of Common Stock outstanding and 0 shares of preferred stock outstanding. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act and is currently listed on the Nasdaq Stock Market (the “Principal Market”) under the trading symbol “FTFT.” Borrower has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act, delisting the Common Stock from the Principal Market, nor has Borrower received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing. To Borrower’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (the “Issuance Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Lender reaches 15% of the total number of shares of Common Stock as of the Purchase Price Date (the “Threshold”), so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower, within sixty (60) days of reaching the Threshold, will use commercially reasonable efforts to obtain stockholder approval of (i) this Note and the issuance of additional Conversion Shares thereunder in an aggregate amount equal to the Outstanding Balance, and (ii) the issuance of additional debt to Lender (and corresponding shares of Common Stock that may be issuable upon conversion of any such debt) in the amount of up to $3,000,000.00 within ninety (90) days of such approval (the “Approval”). If the Borrower is unable to obtain such Approval, any remaining Outstanding Balance of this Note must be repaid in cash. For the avoidance of doubt, failure to seek or obtain the Approval shall not be considered an Event of Default hereunder.

12. Restriction on Equity Sales. If at any time after the date that is six (6) months from the Purchase Price Date, Borrower is unable to issue Common Stock to Lender as result of any lock-up or other agreement or restriction prohibiting the issuance of Common Stock for a certain period of time, then the Outstanding Balance will automatically be increased by three percent (3%) for each thirty (30) day period that Borrower is prohibited from issuing Common Stock (which increase shall be pro-rated for any partial period). For the avoidance of doubt, such increase to the Outstanding Balance shall be in addition to all other rights and remedies available to Lender under this Note and the other Transaction Documents and shall not be in lieu of, nor deemed to be a waiver of any other rights or remedies available to Lender under this Note or any of the other Transaction Documents, including without limitation calling a Trigger Event if Borrower fails to deliver Conversion Shares in accordance with the terms of this Note.

13. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

15. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16. Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

17. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

18. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19. Assignments. Neither party may assign this Note without the prior written consent of the other party; provided, however, that Lender may assign this Note to any of its affiliates without Borrower’s consent.

20. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

21. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

22. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Future FinTech Group Inc.

By:	/s/ Shanchun Huang
Shanchun Huang, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:	/s/ John Fife
John M. Fife, President

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion” means a Lender Conversion under Section 3 or a Redemption Conversion under Section 8.

A3. “Conversion Factor” means 82%.

A4. “Conversion Share Value” means the product of the number of Lender Conversion Shares deliverable pursuant to any Lender Conversion Notice multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Lender Conversion.

A5. “Deemed Issuance” means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof in the event Borrower fails to deliver Conversion Shares as and when required pursuant to Section 9 of this Note. For the avoidance of doubt, if Borrower has elected or is deemed under Section 8.3 to have elected to pay a Redemption Amount in Redemption Conversion Shares and fails to deliver such Redemption Conversion Shares, such failure shall be considered a Deemed Issuance hereunder even if an Equity Conditions Failure exists at that time or other relevant date of determination.

A6. “DTC” means the Depository Trust Company or any successor thereto.

A7. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A8. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A9. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

Attachment 1 to Convertible Promissory Note, Page 1

A10. “Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Redemption Date: (a) with respect to the applicable date of determination all of the Redemption Conversion Shares would be (i) freely tradable under Rule 144, or (ii) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) the applicable Redemption Conversion Shares would be eligible for immediate resale by Lender; (c) no Trigger Event shall have occurred or be continuing hereunder; (d) the average and median daily dollar trading volume of the Common Stock on its principal market for the previous twenty (20) Trading Days is greater than $50,000; and (e) Borrower’s Common Stock is trading on NYSE or Nasdaq.

A11. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of Borrower pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to Borrower.

A12. “Fundamental Transaction” means that (a) (i) Borrower shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower is the surviving corporation) any other person or entity, or (ii) Borrower shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A13. “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(a) - 4.1(j).

A14. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A15. “Market Price” means the Conversion Factor multiplied by the lowest daily VWAP during the ten (10) Trading Days immediately preceding the applicable measurement date.

A16. “Maximum Monthly Redemption Amount” means $200,000.00 per calendar month.

A17. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A18. “OID” means an original issue discount.

A19. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

Attachment 1 to Convertible Promissory Note, Page 2

A20. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A21. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A22. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) fifteen percent (15%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied three (3) times hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 4.1(k) hereof.

A23. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A24. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

[Remainder of page intentionally left blank]

Attachment 1 to Convertible Promissory Note, Page 3

EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Future FinTech Group Inc.	Date:________________

Attn: Shanchun Huang

Americas Tower

1177 Avenue of The Americas, Suite 5100

New York, New York 10036

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Future FinTech Group Inc., a Florida corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on December 27, 2023 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Lender Conversion #: ____________
C.	Conversion Amount: ____________
D.	Lender Conversion Price: _______________
E.	Lender Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Lender:

Streeterville Capital, LLC

By:
John M. Fife, President

Exhibit A to Convertible Promissory Note, Page 2

EXHIBIT B

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Future FinTech Group Inc.	Date:________________

Attn: Shanchun Huang

Americas Tower

1177 Avenue of The Americas, Suite 5100

New York, New York 10036

REDEMPTION NOTICE

The above-captioned Lender hereby gives notice to Future FinTech Group Inc., a Florida corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on December 27, 2023 (the “Note”), that Lender elects to redeem a portion of the Note in Redemption Conversion Shares or in cash as set forth below. In the event of a conflict between this Redemption Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Redemption Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

REDEMPTION INFORMATION

A.	Redemption Date: ____________, 202_
B.	Redemption Amount: ____________
C.	Portion of Redemption Amount to be Paid in Cash: ____________
D.	Portion of Redemption Amount to be Converted into Common Stock: ____________ (B minus C)
E.	Redemption Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of Redemption Date)
F.	Redemption Conversion Shares: _______________ (D divided by E)
G.	Remaining Outstanding Balance of Note: ____________ *

*	Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Redemption Notice and such Transaction Documents.

Please transfer the Redemption Conversion Shares, if applicable, electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Redemption Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Redemption Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Exhibit B to Convertible Promissory Note, Page 1

Sincerely,

Lender:

Streeterville Capital, LLC

By:
John M. Fife, President

Exhibit B to Convertible Promissory Note, Page 2